UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2011

Congaree Bancshares, Inc.

(Exact name of registrant as specified in its charter)

South Carolina

(State or other jurisdiction of incorporation)

333-131931	20-3863936
(Commission File Number)	(IRS Employer Identification No.)

1201 Knox Abbott Drive, Cayce, South Carolina	29033
(Address of principal executive offices)	(Zip Code)

(803) 794-2265

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

Congaree Bancshares, Inc. (the “Company”), a bank holding company, owns 100% of the outstanding common stock of Congaree State Bank (the “Bank”), which operates in the greater Columbia, South Carolina market area.  On May 14, 2010, the Bank entered into a formal written agreement with the Federal Deposit Insurance Corporation (the “FDIC”) and South Carolina State Board of Financial Institutions (the “SCSBFI”) which set forth a series of actions necessary to correct identified weaknesses of the Bank (“the Consent Order”).  A copy of the Consent Order is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q with Securities Exchange Commission on May 17, 2010.  On April 12, 2011, the Bank received notices from the FDIC and SCSBFI pursuant to which these regulatory agencies determined that the protection of the depositors, other customers and shareholders of the Bank as well as the Bank’s safe and sound operation do not require the continued existence of the Consent Order.  Accordingly, the FDIC and SCBFI terminated the Consent Order as of April 8, 2011.

Item 8.01               Other Events.

On April 13, 2011, the Company issued a press release announcing the termination of the Consent Order.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01(d)          Exhibits.

Exhibit No.	Description

99.1	Press release to announce release from Consent Order dated April 13, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONGAREE BANCSHARES, INC.

Dated: April 12, 2011	By:	/s/ Charles. A. Kirby
	Name:	Charles A. Kirby
	Title:	Chief Executive Officer and President

Exhibit List:

99.1         Press release to announce termination of the Bank’s Consent Order dated April 13, 2011.